UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009

NATIONAL TECHNICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-16438	95-4134955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24007 Ventura Boulevard, Suite 200 Calabasas, California	91302
(Address of Principal Executive Offices)	Zip Code

(818) 591-0776
(Registrant's telephone number, including area code)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        On April 22, 2009, our board of directors, upon the recommendation of the nominating committee, elected Dr. John Foster to fill the vacancy on our board of directors created by the death of Ralph Clements on November 29, 2008. The board of directors has determined that Dr. Foster qualifies as an independent director under the independence standards set forth in Nasdaq Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934. Committee assignments for Dr. Foster are expected to be made at the next meeting of the board of directors.

Dr. Foster, 50, is the Chairman and Chief Executive Officer of privately-held Innovative Micro Technology, Inc., the leading MEMS (micro-electromechanical systems) contract manufacturer and foundry. Dr. Foster received his Ph.D in Applied Physics from Stanford University. He is the holder of 23 U.S. patents.

There are no arrangements or understandings between Dr. Foster and any other persons pursuant to which Dr. Foster was selected as a director, no transactions between our company and Dr. Foster which require disclosure under Section 404(a) of Regulation S-K, and no compensatory plan, contract or arrangement to which Dr. Foster is a party or in which he participates that was entered into in connection with his election to our board of directors.

Item 7.01. Regulation	FD Disclosure.

On April 23, 2009, we issued a press release about the election of Dr. John S. Foster to our board of directors. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The information in the press release is not to be deemed "filed" for purposes of the Securities Exchange Act of 1934, and is not incorporated by reference in any registration statement under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
Exhibit 99.1	Press release regarding the election of Dr. John S. Foster to our board of directors, issued on April 23, 2009 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2009	National Technical Systems, Inc. By: /s/ Raffy Lorentzian Name: Raffy Lorentzian Title: Senior Vice President and Chief Financial Officer

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